Exhibit 99.1

For Information
James R. Edwards
303-861-8140

FOR IMMEDIATE RELEASE

SM ENERGY SCHEDULES FOURTH QUARTER AND FULL YEAR
2011 EARNINGS CONFERENCE CALL

DENVER, CO - January 31, 2011 - SM Energy Company (NYSE: SM) is scheduled to release details regarding its earnings for the fourth quarter and full year of 2011 after the close of trading on February 22, 2012. A teleconference to discuss these results and other operational matters is scheduled for February 23, 2012, at 8:00 a.m. Mountain time (10:00 a.m. Eastern time). The call participation number is 877-445-0811 and the conference ID number is 48119439. An audio replay of the call will be available approximately two hours after the call at 855-859-2056, with the conference ID number 48119439. International participants can dial 617-401-8115 to take part in the conference call, using the conference ID number 48119439, and can access a replay of the call at 404-537-3406, using conference ID number 48119439. Replays can be accessed through March 9, 2012.

This call is being webcast live and can be accessed at SM Energy Company's website at www.sm-energy.com. An audio recording of the conference call will be available at that site through March 9, 2012

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the exploration, exploitation, development, acquisition, and production of natural gas, natural gas liquids, and crude oil. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.